UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 07, 2010

AUSSIE SOLES GROUP, INC.
(Exact name of registrant as specified in its charter)

                      Nevada                                333-139773                      42-1767721

         (State or other jurisdiction)           (Commission File No.)           (I.R.S Employer

                     of incorporation                                                                    Identification No.)

                  3419 Virginia Beach Blvd., #252                    Virginia Beach, VA. 23452

  (Address of principal executive offices)                       (Zip Code)

                       Registrant's telephone number, including area code: 717 692 8755

                                      19 C Trolley Square        Wilmington, DE 19806

                           (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 07, 2010, Aussie Soles Group, Inc. purchased Globel Homes, Inc., which contains the license to intellectual property of building patents owned solely by Legacy Land Company, Inc. for a total of twenty five million (25,000,000) restricted common shares of Aussie Soles Group, Inc.

On January 12, 2010, Aussie Soles Group, Inc and its subsidary, Aussie Soles International, LLC, transfered footwear related intelllectual properties to Mr. Craig Taplin. This transfer of these footwear intellectual properties to Mr. Taplin is equal to his full compensation package and entiltlements stated in contractual employement agreements under the severance clause. All intellectual property incluedes trademarks, footwear patents, website addresses, moulds and terms used by the Company and its subsidary from time to time but not limited to the event of designing, moulding, creating, developing and/or selling footwear that has been or is directly related to Aussie Soles Group, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 12, 2010, Craig Taplin, the President, Chief Executive Officer (CEO), Chief Financial Officer (CFO), Secretary, Treasuer, Director and Chairman of the Board of Aussie Soles Group, Inc. resigned all position. Futher, Mr. Taplin resigned as a Director of Aussie Soles International, LLC, a subsidary of Aussie Soles Group, Inc.

Aussie Soles Group, Inc. and its subisdary, holds Mr. Taplin harmless and not liable for any actions, debts, loans, lawsuits and/or misfortunes to or from the Company, and not responsible for the Company's late filings or any disputes arising from his time as the President, CEO, CFO, Secretary,Treasuer, Director and Chairman of the Board of Aussie Soles Group, Inc. Aussie Soles Group, Inc. and its subsidary, Aussie Soles International, LLC, will hold Mr. Taplin personally harmless and not liable to pay outstanding accounts, debts, lawsuits, royalities, commissions and/or the like.

On January 12, 2010, the Board of Directors appointed Mr. Mel Fergusen as President, Chief Executive Officer, Director, and Chairman of the Board of Aussie Soles Group, Inc. Effective immediately Mr. Fergusen will commence the implementation of a new business plan to be made available in due course, and the release of ALL obligations of Aussie Sole Group, Inc., it subsidaries ,and those obligation of Mr. Talpin, as an exclusive footwear development and wholesale/retail company. Mr. Fergusen will actively ensure that all outstanding creditors are handled accordingly.

Item 8.01 Other Information.

The Company has changed its address to: 3419 Virginia Beach Blvd, #252, Virginia Beach, VA. 23452

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSSIE SOLES GROUP, INC.

Date:  January 12, 2010

By: /s/ Craig Taplin

_________________

Craig Taplin

President and C.E.O.